EXHIBIT 24

POWER OF ATTORNEY

The undersigned Directors of PHOENIX FOOTWEAR GROUP, INC. do hereby constitute and appoint James R. Riedman and Kenneth E. Wolf their true and lawful attorneys and agents, to execute the Phoenix Footwear Group, Inc. Annual Report on Form 10-K for the fiscal year ended December 30, 2006, for us and in our names as Directors, to comply with the Securities Exchange Act of 1934, and the rules, regulations and requirements of the Securities and Exchange Commission in connection therewith.

/S/ FREDRICK PORT Fredrick Port	Dated: April 5, 2007

/S/ STEVEN DEPERRIOR Steven DePerrior	Dated: April 5, 2007

/S/ GREGORY HARDEN Gregory Harden	Dated: April 5, 2007

/S/ JAMES R. RIEDMAN James R. Riedman	Dated: April 5, 2007

/S/ WILHELM PFANDER Wilhelm Pfander	Dated: April 5, 2007

/S/ JOHN KRATZER John Kratzer	Dated: April 5, 2007

/S/ ROBERT GUNST Robert Gunst	Dated: April 5, 2007

/S/ JOHN ROBBINS John Robbins	Dated: April 5, 2007